UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 12, 2004 (May 11, 2004)

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

905 West Boulevard North, Elkhart, IN	46514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-293-7511

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.
On May 11, 2004, CTS Corporation issued a press release announcing that it completed its offering of $60 million aggregate original principal amount of its 2.125% Convertible Senior Subordinated Notes due 2024 in a private placement to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

The following exhibit is filed with this report:

Exhibit No. Exhibit Description
99.1 Press Release dated May 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

/s/ Richard G. Cutter

By: Richard G. Cutter Vice President, Secretary and General Counsel

Dated: May 12, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated May 11, 2004

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